Exhibit 99.1
News Release
PROLOGIS EUROPEAN PROPERTIES
PLANS TO FLOAT ON EURONEXT AMSTERDAM
DENVER — August 28, 2006 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, announced today that ProLogis European Properties (PEPR), a real estate investment fund that owns a portfolio of distribution facilities in Europe and is externally managed by a subsidiary of ProLogis, is planning an Initial Public Offering of ordinary units by certain selling unitholders on Euronext Amsterdam N.V.’s Eurolist by Euronext.
Pursuant to restrictions under applicable securities laws, ProLogis and PEPR are not providing additional comment about the offering at this time. Further announcements relating to the offering will be made when appropriate.
PEPR’s securities have not been and will not be registered under the Securities Act of 1933. This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities of PEPR and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
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For ProLogis

Media:	Arthur Hodges	Investors:	Melissa Marsden
	ProLogis		ProLogis
	303-567-5667		303-567-5622
	ahodges@prologis.com		mmarsden@prologis.com